                                                                        EX 10.17

                                           Purchase Order# 10147520-001 Schedule
                                                                        (2/6/98)

                          SUBCONTRACT AGREEMENT BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
UNIVERSITY OF CALIFORNIA, SAN DIEGO, PURCHASING SUBCONTRACTS
9500 GILMAN DRIVE
LA JOLLA CA 92093-0914

                                       AND

TERA COMPUTER COMPANY
2815 EASTLAKE AVENUE EAST
SEATTLE, WA 98102-3007

                                TABLE OF CONTENTS

                                                                            Page

1        SUPPLIES OR SERVICES..................................................1
         1.1      Scope of Work................................................1
         1.2      Contract Type: Cost Plus Fixed Fee...........................1

2        PERIOD OF PERFORMANCE.................................................1

3        COST, FUNDING AND PAYMENT.............................................2
         3.1      Cost.........................................................2
         3.2      Allowable Costs..............................................2
         3.3      Travel.......................................................2
         3.4      Subcontracts.................................................3
         3.5      Limitation of Funds..........................................3
         3.6      Estimated Funding for Project Period.........................3
         3.7      Invoicing and Payment........................................3

4        PACKAGING AND MARKING OF REPORTS AND DELIVERABLES.....................4

5        REPORTS AND DELIVERABLES..............................................4
         5.1      Deliverables.................................................4
         5.2      Delivery of Reports..........................................4
         5.3      Contract Data Requirements List..............................4
         5.4      Articles.....................................................5


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         5.5      Closeout Reports.............................................6

6        CONTRACT ADMINISTRATION DATA..........................................6
         6.1      Prime Sponsor's Key Personnel and Responsibility.............6
                  6.1.1    Government Contract Administrator...................6
         6.2      University's Key Personnel and Responsibility................6
                  6.2.1    Principal Investigator..............................6
                  6.2.2    Project Director....................................7
                  6.2.3    Subcontract Officer.................................7
         6.3      Authorized Changes...........................................7
         6.4      Subcontractor's Key Personnel and Responsibility.............7
                  6.4.1    Technical Representative............................8
                  6.4.2    Project Director....................................8
                  6.4.3    Contracts Officer...................................8

7        CHANGES AND MODIFICATIONS.............................................9

8        DISPUTES..............................................................9

9.       PUBLICATIONS ACKNOWLEDGMENT AND DISCLAIMER...........................10
         9.1      Publications................................................10
         9.2      Acknowledgment..............................................10
         9.3      Disclaimer..................................................10

10       EQUIPMENT AND REAL PROPERTY..........................................10

11       PATENTS AND INVENTIONS...............................................10
         11.1     Applicable Law..............................................10
         11.2     Invention Disclosure........................................11
         11.3     Joint Inventions............................................11

12       RIGHTS IN DATA.......................................................11

13       UNIVERSITY ACCESS TO PROJECT INFORMATION.............................11

14       INDEMNIFICATION......................................................12

15       EXCUSABLE DELAYS.....................................................12


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                                           Purchase Order# 10147520-001 Schedule
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16       FAR CLAUSES INCORPORATED BY REFERENCE................................12
         16.1     Prime Award Clauses.........................................12
         16.2     Supplement 5................................................13

17       SUSPENSION OR TERMINATION............................................13
                  17.1     Suspension.........................................13
                  17.2     Termination........................................13
         17.3     No-Cost Settlement..........................................13

18       CLOSEOUT.............................................................13
         18.1     Post-Closeout Audit.........................................13
         18.2     Required Reports and Documents..............................14
                  18.2.1  Final Invoice.......................................14
                  18.2.2  Release and Assignment Forms........................14
                  18.2.3  Certification of Final Indirect Costs...............14
                  18.2.4  Other Reports and Documents ........................14
                  18.2.5  A Final Report of Inventions........................14

19       ATTACHMENTS, ORDER OF PRIORITY.......................................14


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                                           Purchase Order# 10147520-001 Schedule
                                                                        (2/6/98)

         This Agreement is executed by and between The Regents of the University of California, University of California, San Diego, a corporation of the State of California (hereinafter referred to as "the University"), and Tera Computer Company, A WASHINGTON CORPORATION, (hereinafter referred to as "Subcontractor").

         WHEREAS, the University is the recipient of Contract No.
DABT63-97-CA-0028 ("Prime Award") issued by the Defense Advanced Research Projects Agency (DARPA) ("Prime Sponsor") for the conduct of a project entitled:
"Evaluation of a Multithreaded Architecture for Defense Applications" ("Project") which is attached hereto, identified as Attachment A, Prime Award and incorporated herein by references as an integral part of this Agreement; and

         WHEREAS, it is considered in the best interest of the United States Government and the University for the Subcontractor to participate in this Project;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the University and the Subcontractor agree to a cost-reimbursement subcontract ("Agreement") under said Prime Award.

1        SUPPLIES OR SERVICES

1.1      Scope of Work

         Subcontractor shall furnish the necessary materials, facilities, equipment, and services for performance of Subcontractor's performance as detailed in Attachment B, Statement of Work, and if and to the extent updated by a Supplemental Statement of Work, all incorporated herein by reference as an integral part of this Agreement.

1.2      Contract Type: Cost Plus Fixed Fee

         This Agreement is a cost reimbursement, fixed fee, subcontract for research and development work.

2        PERIOD OF PERFORMANCE

         This Agreement Project Period shall begin on 7/1/97 and shall terminate on 12/31/98 subject to continuation and prime funding of the Project. For purposes of allowable expenditures of funds allocated hereunder, the funding period ("Budget Period") is from


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                                           Purchase Order# 10147520-001 Schedule
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7/1/97 through 12/31/98 . Services to be furnished hereunder shall be performed and completed within the Project Period unless this Agreement is extended or terminated as provided herein. Unless otherwise approved when/if additional funds are allocated, funds not expended in one Budget Period may not be carried forward into subsequent Budget Periods.

3        COST, FUNDING AND PAYMENT

3.1      Cost

         In consideration of the services rendered and items delivered or reported by the Subcontractor in accordance with Article 1 above and revisions thereto, the University will provide compensation to the Subcontractor for any work on a cost reimbursement basis. The Subcontractor agrees to use its best efforts to perform all work and obligations under this Agreement within the estimated cost in the period of performance set forth above. The amount allotted for the first Budget Period shall not exceed the amount of One million, eighty thousand dollars ($1,080,000.00) as detailed in the budget included in Attachment B. Regardless of the cumulative amount of funds allotted under this Agreement, Subcontractor may not expend funds except in accordance with Statement of Work which has been approved by the University's Principal Investigator and, if necessary, by the Prime Sponsor's Project Director and/or Contracts Officer.

3.2      Allowable Costs

         Allowable costs are those as itemized on the budget included in Attachment B. Notwithstanding the above, the Subcontractor shall be reimbursed for cost incurred in accordance with Prime Award and FAR 52.216-7 "Allowable Cost and Adjustment" (MAR 97), as limited by Article 3.5 below, and with procedures and practices as approved by the University and the Subcontractor's cognizant government audit agencies. At the University's sole discretion, the University may request audit or examination by the cognizant government agencies or Contract Office, to the extent permitted by law and provisions of this Agreement, of all books, records, invoices and other materials of the Subcontractor. In the event the Subcontractor's cognizant government audit agencies or Contract Office refuse to audit, the University shall have the right to audit. Subcontractors shall not purchase any materials, supplies, or equipment unless they are necessary to the performance of the requirements of the subcontract and/or authorized under the terms of the subcontract or approved or directed by the University's ACO.

3.3      Travel

         All travel costs, including per diem rates, must be approved in writing in advance, regardless of whether costs are included on budget included in Attachment B. (Prime H.3)


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                                           Purchase Order# 10147520-001 Schedule
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3.4      Subcontracts

         Subcontractor is authorized to issue the subcontracts (third-tier) to the vendors and in the amounts as indicated on the budget included in Attachment B, provided however that such third tier subcontracts include all applicable terms of prime award Attachment A, as well as this Purchase Order Subcontract, and provided further that Subcontractor complies with all applicable procurement regulations with regard to determining, applying and documenting appropriate source selection and price reasonableness procedures.

3.5      Limitation of Funds

         The amount currently available for payment hereunder is limited to the Cumulative Allotted Funds noted on the face page of above-referenced Purchase Order and any modifications or Change Orders subsequently issued thereto. It is estimated that the Cumulative Allotted Funds will cover the cost of performance through the Budget Period specified in Article 2, above, as noted on the face page of the PO or Change Order. Allowable costs constitute those costs incurred by Subcontractor in the performance of this Agreement in accordance with Article
3.2 above, and as limited by FAR 52.232-20 entitled "Limitation of Cost" (APR
1984). Accordingly, no legal liability on the part of the Prime Sponsor or the University for payment in excess of the cumulative amount allotted shall arise unless additional funds are made available and are incorporated/allocated as a modification to this Agreement. Subcontractor agrees to give timely written notification to the University Subcontract Officer at any time Subcontractor has reason to believe the total cost to the University will be GREATER or LESS than the estimated costs set forth in the approved budget (Attachment B) and allocated hereunder. Subcontractor will comply with the provisions of Article
H.10 of the Prime Award (Attachment A) in giving such notice.

3.6      Estimated Funding for Project Period

         A total amount of funding for the entire Project Period may be estimated in Subcontractor's budget included in Attachment B, and as modified from time to time. While the parties may estimate or project future funding for the entire Project Period, in no event is the University or the Prime Sponsor liable to reimburse Subcontractor for expenses incurred, whether or not projected in Subcontractor's Statement of Work or budget, in excess of the Cumulative Allotted Funds under above-referenced Purchase Order. Allocation of additional incremental funding to Subcontractor is dependent upon satisfactory progress, the proposed Statement of Work, and the availability of funds.

3.7      Invoicing and Payment

         The Subcontractor shall submit invoices not more frequently than monthly for the allowable costs incurred in the performance of the work hereunder to the University. Costs


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                                           Purchase Order# 10147520-001 Schedule
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must be identified on each invoice by line item similar to the budget in
Attachment B. Invoices in triplicate shall be submitted to:

         DISBURSEMENTS OFFICE, 0955
         UNIVERSITY OF CALIFORNIA, SAN DEF-GO
         LA JOLLA, CALIFORNIA 92093-0954

         To expedite approval and payment of Subcontractor invoices, Subcontractor may submit a courtesy copy of all invoices to the University's Project Director. For coordination of invoices telephone R. Mercardo at (619) 534-0907. The University will make provisional payment on all invoices submitted in accordance with the terms of this Agreement.

4        PACKAGING AND MARKING OF REPORTS AND DELIVERABLES

         All deliverable reports required hereunder shall be marked with the following information:

         UCSD PO number: 10147520
         Prime Contract Number: DABT63-97-C-0028
         Prime Contract Requisition/Purchase Request and commitment Number
                 (PR&C):
         HJ1500-7074 0297
         Prime AAP Number: DAR7-F188/00
         Project Title:  Evaluation of a Multithreaded Architecture for
                  Defense Applications

5        REPORTS AND DELIVERABLES

5.1      Deliverables

         Deliverables under this Agreement are the reports as specified in
Article 5.3 below. No other tangible personal property is deliverable hereunder.

5.2      Delivery of Reports

         Unless otherwise directed, reports are to be transmitted electronically to the University's Principal Investigator and Project Manager at the e-mail addresses in Article 6.2 below. The University Project Manager will provide electronic report templates based on MS Word 6.0 and MS Excel 5.0.

5.3      Contract Data Requirements List

         Attachment A, Prime Award, includes "Exhibit A" which is DD Form 1423, Contract Data Requirement List (CDRL), A001 through A003, and Data Item Description


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                                           Purchase Order# 10147520-001 Schedule
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(DID) forms. Subcontractor is required to submit reports in accordance with CDRL and DID information in Attachment A, Exhibit A, and summarized below:

CDRL           Title of Data Item           DID number             Due Date - to UCSC
Data                                        (form number)
Item
A001           Scientific and               DI-MISC-80711          Final: due 10 working
               Technical Report             (SF 298)               days after end of Budget
                                                                   Period (Project Period)

A002           R&D Status Report            DI-A-3002A             Quarterly: due 10
                                            (brief narrative       working days after end
                                            in letter              of quarter (on 9/30/97,
                                            format)                12/31/97, 3/31/98,
                                                                   6/30/98, 9/30/98 and
                                                                   12/31/98)

A003           Funds and Man-               DI-FNCL-80331          Quarterly: due 13
               hour Expenditure             (*see footnote         working days after end
               Report                       immediately            of quarter (on 9/30/97,
                                            below table)           12/31/97, 3/31/98,
                                                                   6/30/98, 9/30/98 and
                                                                   12/31/98)

         *Notwithstanding the information required for Data Item A003, Subcontractor shall not be required to submit Funds Expenditure and Work Completed Graphs. In satisfaction of this reporting requirement, Subcontractor shall be required to report the percentage of work planned and work actually completed during the reporting period.

5.4      Articles

         One copy of each paper planned for publication in appropriate professional journals shall be submitted to the Prime Contractor via the Principal Investigator, both before proposed publication and after publication. Proposed publications may be submitted electronically or hard copies may be mailed to the address specified in Article 6.2. (Prime, Article H.5).

5.5      Closeout Reports


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                                           Purchase Order# 10147520-001 Schedule
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         In addition to reports as required above, upon termination or expiration of this Agreement Subcontractor agrees to comply with the closeout guidance set forth in the Prime Award, and to submit final reports as provided in Article 17, Closeout, below.

6        CONTRACT ADMINISTRATION DATA

6.1      Prime Sponsor's Key Personnel and Responsibility

6.1.1    Government Contract Administrator

         The Government Contract Administrator will act as the Prime Sponsor's representative for administrative matters pertaining to changes/increases in the scope of work, technical oversight, or funding.

The contract administrator is:

                  Barbara VanDoren                    phone: 520 538-0423
                  Directorate of Contracting          fax: 520 533-1600
                  Attn.: ATZS-DKO-I

                  Post Office Box 12748
                  Fort Huachuca, AZ 85670-2748

6.2      University's Key Personnel and Responsibility

         6.2.1    Principal Investigator

         The University's Principal Investigator (Technical Representative) of the Prime Award is Dr. Wayne Pfeiffer who shall coordinate the performance of the various investigators and all subcontractors under the Prime Award, and under this Agreement, and who is responsible for the overall management of the effort necessary for the timely and professional execution of the project and for attaining the project goals. The University's PI does not have authority to issue contractual modifications or changes to the terms and conditions of this Agreement.

                  Dr. Wayne Pfeiffer                  Phone:  (619) 534-5120
                  Principal Investigator              Fax:    (619) 534-5056
                  University of California, San Diego E-mail: wpfeiffer@uscd.edu 9500 Gilman Drive
                  La Jolla CA 92093-0407

         6.2.2    Project Director


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                                           Purchase Order# 10147520-001 Schedule
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         The University's Project Director is Mr. Jim D'Aoust who is designated the University's (UCSD) Project Management Representative(s) and who is responsible for day-to-day management and project direction for the University, and for coordination of the work with the Subcontractor's project director(s) and investigator(s). The Project Director is delegated by the Principal Investigators to give direction, clarification and approval which lies within the scope of the Agreement.

                  Mr. Jim D'Aoust                     Phone:   (619) 534-5105
                  Project Manager                     Fax:     (619) 534-5113
                  San Diego Supercomputer Center      E-mail:  daoust@sdsc.edu
                  10100 John Jay Hopkins Drive
                  La Jolla, CA 92093

         6.2.3    Subcontract Officer

         The University's Subcontract Officer is Anne Mayer who, upon the request of the University PI, has the authority to issue contractual modifications or changes to the terms of this Agreement. In the event that the Subcontractor effects any change at the direction of any person other than the Subcontract Officer, the change will be considered to have been made without authority and no adjustment will be made in the Subcontract price to cover any increase in charges incurred as a result thereof.

                  Anne Mayer                          Phone:   (619) 534-4437
                  Purchasing, Business Contracts      Fax:     (619) 534-5803
                  University of California, San Diego E-mail: amayer@ucsd.edu 9500 Gilman Drive
                  La Jolla CA 92093-0914

6.3      Authorized Changes

         Except as specified above, no order, statement, or conduct of Prime Sponsor or University personnel who visit the Subcontractor's facilities or in any other manner communicate with Subcontractor personnel during the performance of this Agreement shall constitute a change under "Changes and Modifications" article of this Agreement. The Subcontractor shall not comply with any order, direction or request of Prime Sponsor or University personnel unless it is issued in writing and signed by the University's Subcontract Officer, or is pursuant to specific authority otherwise included as part of this Agreement.

6.4      Subcontractor's Key Personnel and Responsibility

         6.4.1    Technical Representative


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                                           Purchase Order# 10147520-001 Schedule
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         Subcontractors's Technical Officer is Mr. John Fao. who is responsible for the conduct of research by Subcontractor, and who shall coordinate the performance of the various investigators and be responsible for day-to-day management and project direction for the Subcontractor. As such, his/her services are considered to be essential to the performance of the work and any change must be approved by the University. Subcontractor's Technical Officer does not have the authority to issue contractual modifications or changes to the terms and conditions of this Agreement.

         Mr. John Fao                        Phone:   (619) 822-0951
         Technical Representative            Fax:     (619) 822-0906
         Tera Computer Company               E-mail:  john@tera.com
         10100 John J. Hopkins Drive
         San Diego CA 92093-0505

         6.4.2    Project Director

         Subcontractor's Project Director (Principal Investigator) is Richard Russell who is designated Subcontractors Project Management Representative and who is responsible for coordination of the work with Subcontractor's subcontractors. The Project Director shall give direction, clarification and approval which lies within the scope of this Agreement, and has authority, together with the Subcontractor's Contracts Officer, to issue contractual modifications or changes to the terms of this Agreement. The Subcontractor has full responsibility for the conduct of the project or activity and for the results which are supported by this Agreement, in accordance with all of the terms and conditions of this Agreement, including Attachments and applicable regulations incorporated herein by reference.

         Mr. Richard Russell                 Phone:   (206) 490-2068
         Project Director                    Fax:     (206) 490-
         Tera Computer Corporation           E-mail:  russell@tera.com
         2815 Eastlake Ave, East
         Seattle WA  98102-3027

         6.4.3    Contracts Officer

         Subcontractor's Contracts Officer is Kenneth Johnson, who, together with Subcontractor's Project Director, has the authority to issue contractual modifications or changes to the terms of this Agreement. In the event that the Subcontractor effects any change at the direction of any person other than the Project Director or Contracts Officer, the change will be considered to have been made without authority.


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                                           Purchase Order# 10147520-001 Schedule
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         Mr. Kenneth Johnson                 Phone:   (206) 490-2091
         Contracts Officer                   Fax:     (206) 323-1318
         Tera Computer Corporation           E-mail:  ken@tera.com
         2815 Eastlake Ave, East
         Seattle WA  98102-3027

7        CHANGES AND MODIFICATIONS

         All substantive changes and modifications to this Agreement must be approved by both parties by means of a written modification to this Agreement, signed by individuals with authority to enter into such agreements at a level equal to the authority to enter into the original Agreement. Depending upon the terms and conditions of the Prime Award, changes and modifications to this Agreement may require approval of the Prime Sponsor. Substantive modifications in any of the terms of this Agreement which require a specific written approval by the Prime Sponsor shall not be effective prior to receipt of the written acceptance or ratification by the Prime Sponsor to the change, modification, or amendment. Neither the University nor the Prime Sponsor is obligated to pay for additional costs authorized by formal change or modification until such change or modification is approved by both parties hereunder.

8        DISPUTES

         If either party believes there is a dispute either of fact or of interpretation arising from the performance or administration of this Agreement, they will promptly notify the other party, and the parties agree to exercise their best efforts to reach a fair and equitable resolution of the dispute. The parties involved in the dispute, including any subcontractors engaged by the Subcontractor, shall proceed diligently with performance of this Agreement including any subcontracts issued by Subcontractor hereunder, as directed by University, pending final resolution of any request for relief, claim, appeal or action related to this Agreement. If the dispute cannot be resolved by the parties involved, the complainant may file a protest or notice of other controversy with the University's Contractual Officer, at the address in Article
6.2.2. All protests or notices must be in writing. The parties' respective Contractual Officers shall be delegated with the authority to investigate the issues involved in the dispute, analyze the findings, consult with the parties' respective legal counsel where appropriate, and attempt to mediate a resolution to the dispute. The University's Contractual Officer shall hand down a written decision which shall be final and conclusive upon the parties as to questions of fact. Compliance with this Article does not preclude use of any other legal remedies by the parties.


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                                           Purchase Order# 10147520-001 Schedule
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9.       PUBLICATIONS ACKNOWLEDGMENT AND DISCLAIMER

9.1      Publications

         All news releases, public information brochures, publications, and other similar items (not limited to printed media, and including video, etc.) prepared by the either party and/or it's employees or contractors, which describe activities or results under this Agreement ("Publications") shall be coordinated with the other party and the Prime Sponsor Responsible Official before release. The publishing party will provide advance copies of all proposed technical articles to the other party sufficiently in advance of proposed publication to permit the other party to comment.

9.2      Acknowledgment

         It is the intent of this article that presentations, publications (e.g.) pamphlets, journal articles, reports, books, teaching guides, software), audiovisuals (e.g. posters, slides, videotapes, film), or other materials that result from activities of this Project should indicated or show program attribution. All Publications shall acknowledge the sponsorship of the Prime Sponsor in substantially the following terms: "This material is (partially) based on work sponsored by Contract #N00164-96-C-0022. The Government has certain rights to this material."

9.3      Disclaimer

         All materials, except scientific articles or papers published in scientific journals, must also contain the following: "Any opinions, findings, and conclusions or recommendations expressed in this publication are solely the responsibility of the author(s) and do not necessarily represent or reflect the official views of the Government or the Regents of the University of California."

10       EQUIPMENT AND REAL PROPERTY

         No equipment or real property may be acquired by Subcontractor hereunder.

11       PATENTS AND INVENTIONS

11.1     Applicable Law

         Patents and inventions arising under this Agreement shall be subject to the provisions of Far 52.227-11, Patent Rights -- Retention by the Contractor (Short Form) (Jun 1989).


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                                           Purchase Order# 10147520-001 Schedule
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11.2     Invention Disclosure

         Any invention or patentable idea developed, made or conceived by employees of the Subcontractor, in the course of research performed under this Agreement, and upon disclosure to the Subcontractor, shall be reported to the Prime Sponsor with a copy of the report provided to the University. Upon request, Subcontractor agrees to provide an annual and final report of inventions to the University.

11.3     Joint Inventions

         For inventions made jointly by University and Subcontractor employees, the University and Subcontractor will reach agreement through good faith discussions as to which party shall handle the reporting and other administrative matters pertaining to inventions made with Government support under this Cooperative Agreement, and to negotiate in good faith regarding the disposition of rights, including copyright, patent and license of joint inventions, such disposition taking into consideration the relative contributions of the inventors.

12       RIGHTS IN DATA

         The Government shall have unlimited rights in Technical Data provided hereunder by subcontractor, including all reports and other deliverables. (Prime H.11).

13       UNIVERSITY ACCESS TO PROJECT INFORMATION

         In order for University to perform as required under the Prime Award and to coordinate collaborative work among Subcontractor and other parties contracting with University for this Project, University must have access to some existing data and proprietary software (including source code kernels), as well as data and software which may be developed by contractors during the course of the Project, including Project-related Inventions, Technical Data, software and source code kernels ("Project Information"). Subcontractor agrees to grant University access to all of Subcontractor's Project Information upon request. Where appropriate, Subcontractor will mark all Project Information which Subcontractor 'deems to be confidential or proprietary as "Confidential or Proprietary Project Information". University will use any such Confidential or Proprietary Project Information only for the purposes of the Project, will treat it with the same degree of care University treats its own confidential information, will not disclose or transfer it to other parties and will return or destroy it when the Project is concluded. Subcontractor will include this requirement for University access to Project Information in any subcontracts issued by Subcontractor to third-tier subcontractors, unless University has entered into separate agreement(s) with such third-tier subcontractor(s) to receive access to Project Information


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                                           Purchase Order# 10147520-001 Schedule
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directly. This limited right to use Project Information is granted to the
University, not as consideration for this award, but in order to support the research and educational mission of the University of California and to enable University to perform its obligations in the Project.

14       INDEMNIFICATION

         Each party shall be solely responsible for the performance of the work hereunder. Each party, shall reimburse the other party for and defend, indemnify and hold the other party harmless from and against any and all liability, loss, expenses, attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement but only in proportion to and to the extent such liability, loss, expense, attorney's fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of the indemnifying party, its, officers, agents, or employees. Notwithstanding any other provision of this Agreement, neither party shall be liable to the to the other party for consequential, incidental, special, indirect, exemplary or punitive damages arising from or related to the indemnifying party's performance under this Agreement.

15       EXCUSABLE DELAYS

         In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, acts of God, acts of Governmental officials or agencies, or any other cause beyond the control of the Subcontractor, the time for performance shall be extended hereunder for the periods of time attributable to such a delay, which may extend beyond the time lost due to one or more of the causes mentioned above. In the event of any such delay, subject to prior approval by the Prime Sponsor and by mutual agreement between the University and the Subcontractor, this Agreement may be revised by changing the maximum amount, performance period, and other provisions, as appropriate.

16       FAR CLAUSES INCORPORATED BY REFERENCE

16.1     Prime Award Clauses

         All Contract Clauses incorporated by reference into Attachment A, Prime Award, Section "I", Contract Clauses, are incorporated by reference into this Agreement, with the same force and effect as if they were given in full text. In all such clauses, to the extent applicable, the word "Government" applies to the Prime Sponsor and the University, and references to "Contractor" apply to Subcontractor.


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
                                           Purchase Order# 10147520-001 Schedule
                                                                        (2/6/98)

16.2     Supplement 5

         University of California, Special Terms and Conditions for Federal Government Contracts ("Supplement 5") is also incorporated by reference into this Agreement..

17       SUSPENSION OR TERMINATION

17.1     Suspension

         The University may suspend this Agreement in whole or in part, (1) when the University believes that the Subcontractor has materially failed to comply with the terms and conditions of this Agreement (2) for any reason by mutual agreement between the University and the Subcontractor upon the request of either party, or (3) when the parties cannot agree to the extent of a termination.

17.2     Termination

         This Agreement may be terminated by either party at any time upon the issuing of notice sixty (60) days prior to effective date of termination. In such event, the Subcontractor shall exert its best efforts and will proceed in an orderly fashion to limit or to terminate any outstanding commitments and to conclude the work. All costs, up to the amount of the Cumulative Allotted Funds specified on the Purchase Order or Change Order issued hereunder by University, associated with the termination (including indirect costs) shall be allowable, including without limitation, uncancellable costs incurred prior to the effective date of termination, which have not been reimbursed to the Subcontractor. In the event of termination, the Subcontractor shall submit a final report of expenditures (within 90 days after the 60 day termination period) of all costs incurred and all funds received.

17.3     No-Cost Settlement

         Article H.6 of the Prime Award, Attachment A, is specifically incorporated herein.

18       CLOSEOUT

18.1     Post-Closeout Audit

         This Agreement may be closed out without a specific (transactional) audit or without an organization-wide or single audit covering the entire period of Federal or University support. The closeout of this Agreement shall not affect the retention period for, or University or Federal right of access to, Project records. After closeout, the University may nevertheless disallow and recover from the Subcontractor an appropriate amount, on the basis of a subsequently received audit report of any other available information.


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
                                           Purchase Order# 10147520-001 Schedule
                                                                        (2/6/98)

18.2     Required Reports and Documents

         Subcontractor agrees to provide the following reports and documents at closeout, whether for termination or expiration of this Purchase Order
Subcontract:

         18.2.1 Final Invoice - a final request for reimbursement for all expenses during final billing period, as well as a summary of all expenses billed and reimbursed through end date, and such final billing shall be marked "FINAL";

         18.2.2 Release and Assignment Forms - Upon closeout, University will provide certificates for Subcontractor's Release and Subcontractor's Assignment of Refunds, Rebates Credits, and Other Amounts which will be executed and returned to University;

         18.2.3 Certification of Final Indirect Costs, if applicable to Subcontractor's type of organization, as required under FAR 52.242-4;

         18.2.4 Other Reports and Documents - any other reports, documents or deliverables, if specified or required on the face of the Purchase Order Subcontract; and

         18.2.5 A Final Report of Inventions shall be submitted within 90 days of the end of the year or final termination of this Project.

19       ATTACHMENTS, ORDER OF PRIORITY

         This Agreement consists of the Purchase Order referenced above, this Subcontract Schedule, and the attachments listed below. In the event of a conflict or inconsistency in the terms of these documents, the terms of the PO and this Subcontract Schedule shall control, and the attachments shall be applied in the order of priority listed below. Attachments:

         Attachment A      Prime Award (including all attachments and exhibits)
         Attachment B      Subcontractor's Statement of Work (including approved
                           Budget)
         Supplement 5      University of California, Special Terms and
                           Conditions for Federal Government Contracts


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